Exhibit (h)(3)
                              CORE TRUST (DELAWARE)
                            PLACEMENT AGENT AGREEMENT


         AGREEMENT made this 9th day of November, 1994, between Core Trust (Delaware) (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Financial Services, Inc. ("Forum"), a corporation organized under the laws of State of Delaware with its principal place of business at 61 Broadway, New York, New York 10006.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue interests (as defined in the Trust's Trust Instrument) in separate series; and

         WHEREAS, the Trust desires that Forum perform placement agent services for each of the portfolios of the Trust as listed in Appendix A hereto (each a "Portfolio," and collectively the "Portfolios") and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1.  SERVICES AS PLACEMENT AGENT

         (a) Forum will act as Placement Agent of the Interests covered by the Trust's registration statement then in effect under the 1940 Act. As Placement Agent, Forum shall have the right to sell Interests of the Portfolios upon the terms set forth in the Trust's registration statement, as such registration statement is amended and in effect from time to time. In acting as Placement Agent under the Placement Agency Agreement, neither Forum nor its employees nor any agents thereof shall make any offer or sale of Interests in a manner which would require the Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act"). As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Securities and Exchange Commission (the "Commission") as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Trust.

         (b) All activities by Forum and its agents and employees as Placement Agent of Interests shall comply with all applicable laws, rules and regulations, including without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Commission.

         (c) Nothing herein shall be construed to require the Trust to accept any offer to purchase any Interests, all of which shall be subject to approval by the Trust's Board of Trustees.

         (d) The Trust shall furnish from time to time for use in connection with the sale of Interests such information with respect to the Trust and Interests as Forum may reasonably request. The Trust shall also furnish Forum upon request with: (a) audited annual and unaudited semiannual statements of the Trust's books and accounts prepared by the Trust, and (b) from time to time such additional information regarding the Trust's financial or regulatory condition as Forum may reasonably request.

         (e) The Trust represents to Forum that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to Interests have been prepared in conformity with the requirements of such statute and rules and regulations of the Commission thereunder. The Trust represents and warrants to Forum that any registration statement will contain all statements required to be stated herein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statements or amendments thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Interests. The Trust may but shall not be obligated to, propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from Forum to do so, Forum may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement without giving Forum reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of
Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered
Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering
Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e)shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this
Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

         (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

         (h) No Interests shall be offered by either Forum or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Interests hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this Section 1(h) shall in any way restrict or have an application to or bearing on the Trust's obligation to redeem Interests from any investor in accordance with the provisions of the Trust's registration statement or Trust Instrument, as amended from time to time.

         (i) The Trust agrees to advise Forum as soon as reasonably practical by a notice in writing delivered to Forum or its counsel:

         (i) of any request by the Commission for amendment to the registration statement then in effect or for additional information;

         (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

         (iii) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

         (iv) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

         For purposes of this Section 1(i), informal requests by or acts of the Staff of the Commission shall not be deemed actions or requests by the Commission.

         (j) Forum agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Forum may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         (k) In addition to Forum's duties as Placement Agent, the Trust understands that Forum may, in its discretion, perform additional functions in connection with transactions in Interests.

         (l) Forum shall receive no fee for its services hereunder.

         (m) The processing of Interest transactions may include, but is not limited to, compilation of all transactions; creation of a transaction tape and timely delivery of it to the Trust's transfer agent for processing; reconciliation of all transactions delivered to the Trust's transfer agent; and the recording and reporting of these transactions executed by the Trust's transfer agent in customer statements; and rendering of periodic customer statements.

         (n)  Forum  may  also  provide  other   investor   services,   such  as
communicating with Trust investors and other functions in administering customer accounts for Trust investors.

         (o) Nothing herein is intended, nor shall be construed, as requiring Forum to perform any of the foregoing functions.

s


         SECTION 2.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Portfolio on the date hereof and with respect to each future portfolio of the Trust on the date this Agreement or Appendix A hereto is amended. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Portfolios.

         (b) This Agreement shall continue in effect with respect to a Portfolio for a period of one year from its effectiveness and shall continue in effect for successive twelve-month periods; provided, however, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting interests of the Portfolio and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this agreement is not approved as to a Portfolio, Forum may continue to render to the Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust. This agreement shall terminate upon assignment.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES

         Forum and the Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

         SECTION 4.  ACTIVITIES OF FORUM

         Except to the extent necessary to perform Forum's obligations hereunder, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 5.  LIMITATION OF INTEREST HOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the interestholders of each Portfolio shall not be liable for any obligations of the Trust or of the Portfolios under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interestholders of the Portfolios.

         SECTION 6.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

         (f) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

         (g) The terms "vote of a majority of the outstanding voting interests," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                     CORE TRUST (DELAWARE)


                                                     --------------------------
                                                     John Y. Keffer
                                                       President

                                                  FORUM FINANCIAL SERVICES, INC.


                                                     ------------------------
                                                     David R. Keffer
                                                       Vice President

                              CORE TRUST (DELAWARE)
                            PLACEMENT AGENT AGREEMENT

                                   APPENDIX A


                          Small Company Stock Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                         Large Company Growth Portfolio
                             International Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                                 Index Portfolio
                           Total Return Bond Portfolio
                            Positive Return Portfolio
                             Stable Income Portfolio
                             Money Market Portfolio
                          Prime Money Market Portfolio

                              CORE TRUST (DELAWARE)
                            PLACEMENT AGENT AGREEMENT

                                   APPENDIX A
                            AS OF SEPTEMBER 22, 1997


                          Small Company Stock Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                         Large Company Growth Portfolio
                            Small Cap Index Portfolio
                          Disciplined Growth Portfolio
                            Small Cap Value Portfolio
                            Strategic Bond Portfolio
                             International Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                                 Index Portfolio
                           Total Return Bond Portfolio
                            Positive Return Portfolio
                             Stable Income Portfolio
                             Money Market Portfolio
                          Prime Money Market Portfolio

                              CORE TRUST (DELAWARE)
                            PLACEMENT AGENT AGREEMENT

                                   APPENDIX A
                              AS OF MARCH 18, 1998


                          Small Company Stock Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                         Large Company Growth Portfolio
                            Small Cap Index Portfolio
                          Disciplined Growth Portfolio
                            Small Cap Value Portfolio
                            Strategic Bond Portfolio
                             International Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                                 Index Portfolio
                            Positive Return Portfolio
                             Stable Income Portfolio
                             Money Market Portfolio
                          Prime Money Market Portfolio

                              CORE TRUST (DELAWARE)
                            PLACEMENT AGENT AGREEMENT

                                   APPENDIX A
                             AS OF FEBRUARY 11, 1999


                          Small Company Stock Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                         Large Company Growth Portfolio
                            Small Cap Index Portfolio
                          Disciplined Growth Portfolio
                            Small Cap Value Portfolio
                            Strategic Bond Portfolio
                             International Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                                 Index Portfolio
                            Positive Return Portfolio
                             Stable Income Portfolio
                             Money Market Portfolio
                          Prime Money Market Portfolio
                         International Equity Portfolio